Exhibit 10.12

AMENDMENT NO. 1

TO

EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT

Reference is made to the CNB Bank Executive Salary Continuation Plan Agreement by and between CNB Bank (the “Company”) and Richard L. Greslick (the “Executive”) established effective January 1, 2013 (the “Plan”).

WHEREAS, Article 11 of the Plan provides that the Company and the Executive may at any time and in their sole discretion amend the Plan by a written instrument; and

WHEREAS, the Company and the Executive desire to amend the Plan, effective October 1, 2023, to replace the current annual benefit and accelerate the vesting of benefits under the Plan.

NOW, THEREFORE, pursuant to the provisions of Article 11 and every other power enabling it to do so, the Company, acting through its Board of Directors, and the Executive hereby amend the Plan, effective October 1, 2023, as follows:

1. The cover page is hereby amended by inserting the following new language under “Effective January 1, 2013”: “As Amended October 1, 2023”.

2. Section 2 (“Definitions”) is hereby amended by deleting the definition at subsection (a) and replacing it in its entirety with the following new language:

Accrued Benefit. “Accrued Benefit” means the amount of the Executive’s Normal Retirement Benefit that has vested in accordance with the schedule specified below for the Plan Year immediately prior to the date on which the Separation from Service occurs. Additionally, the Accrued Benefit shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan year in which the Separation from Service occurs. This amount will be added to the amount computed under the first sentence of this definition to determine the total Accrued Benefit. For example, assuming a Separation from Service occurs on January 31, 2031, the Accrued Benefit would be the sum of the vested benefit for the January 1 – December 31, 2030 Plan year plus a pro-rated portion of the benefit for the January 1 – December 31, 2031 Plan year.

Plan Year	December 31 Accrued Benefit
Plan Years Ending on December 31, 2024	$120,000.00
January 1 – December 31, 2025	$240,000.00
January 1 – December 31, 2026	$360,000.00
January 1 – December 31, 2027	$480,000.00
January 1 – December 31, 2028	$600,000.00
January 1 – December 31, 2029	$720,000.00
January 1 – December 31, 2030	$840,000.00
January 1 – December 31, 2031	$960,000.00
January 1 – December 31, 2032	$1,080,000.00
January 1 – December 31, 2033	$1,200,000.00
January 1 – December 31, 2034	$1,320,000.00
January 1 – December 31, 2035	$1,440,000.00
January 1 – December 31, 2036	$1,560,000.00
January 1 – December 31, 2037	$1,680,000.00
January 1 – December 31, 2038 and all subsequent Plan years	$1,800,000.00

3. Section 2 (“Definitions”) is hereby amended with respect to subsection (k) by deleting the words “sixty-five (65)” and inserting in their place the words “sixty-two (62)”.

4. Section 2 (“Definitions”) is hereby amended with respect to subsection (l) by deleting the words “the benefit payable pursuant to Paragraph 3 of this Agreement” and inserting in their place “Ninety Thousand Dollars ($90,000.00) per year for twenty (20) years”.

5. Section 2 (“Definitions”) is hereby amended by deleting the existing language of subsection (n) and replacing it in its entirety with the word “[Reserved]”.

6. Section 3 (“Normal Retirement Benefit”) is hereby amended by deleting the words “sixty-five percent (65%) of Final Average Compensation reduced by the Offset Amount” and inserting in their place the words “the Normal Retirement Benefit”.

7. Section 4 (“Retirement Benefit Prior to Normal Retirement Age”) is hereby amended by deleting the first full paragraph in its entirety and replacing it with the following language:

If Executive has a Separation from Service prior to Normal Retirement Age but on or after December 31, 2024, Executive shall be entitled to a benefit equal to the Accrued Benefit. Subject to Paragraphs 8 and 9 of this Agreement, benefit payments shall commence on the later of: (i) the first day of the month after Executive attains age sixty-two (62); or (ii) upon Separation from Service and shall be paid in quarterly installments for a period of twenty (20) years.

8. Section 4 (“Retirement Benefit Prior to Normal Retirement Age”) is hereby amended by deleting the words “age fifty-five (55)” from the second full paragraph and inserting in their place the words “December 31, 2024”.

9. Section 5 (“Disability Benefit”) is hereby amended by deleting the words “Actuarial Equivalent of the Normal Retirement Benefit otherwise payable at Normal Retirement Age” and inserting in their place the words “Normal Retirement Benefit”.

10. Section 6 (“Death Benefit”) is hereby amended by deleting from subsection (a) the (A) words “stated percentage of Final Average Compensation, less the Offset Amount as follows:” and (B) chart that follows and inserting in their place the words “Normal Retirement Benefit”.

11. Section 6 (“Death Benefit”) is hereby amended by deleting from subsection (c) the words “lump sum Actuarial Equivalent of the death benefit payable” and inserting in their place the words “amount payable”.

12. Section 7 (“Change in Control”) is hereby amended by deleting from the first full paragraph the words “sixty-five percent (65%) of Final Average Compensation as of the date of Separation from Service, reduced by the Offset Amount” and inserting in their place the words “Normal Retirement Benefit”.

13. Section 13 (“Compliance with Code Section 409A”) is hereby amended by adding the following to the end thereof: “If any payments, or amounts owed under, or related to, this Agreement, as amended, are subject to the excise tax, interest, or penalties imposed under Code Section 409A (collectively, the “Excise Tax”), the Employer shall pay to Executive, no later than the time the Excise Tax is required to be paid by Executive or withheld by the Employer, an additional amount (the “Gross-up Payment”) equal to the sum of the Excise Tax payable by the Executive, plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and any income and employment taxes imposed on the Gross-up Payment)) that he would have been in if Executive had not incurred any tax liability under Section 409A of the Code.”

14. The provisions of the Plan shall remain applicable except as expressly provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment No. 1 to be executed on this 1st day of October, 2023.

CNB BANK

By:	/s/ Michael D. Peduzzi
Name:	Michael D. Peduzzi
Title:	President & CEO

EXECUTIVE

By:	/s/ Richard L. Greslick
Name:	Richard L. Greslick

[Signature page to Amendment No. 1 to Executive Salary Continuation Plan Agreement]